SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

110 Maiden Lane, New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2006, Capital Lease Funding, Inc. (the “Company”) held its Annual Meeting of Stockholders and the stockholders approved an amendment and restatement of the Company’s 2004 Stock Incentive Plan (the “Stock Plan”). A summary of the more significant features of the Stock Plan and the amendments thereto are included in the Company’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders and are incorporated herein by reference. The Stock Plan, as amended and restated, has been filed as Annex A to the Company’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders and is incorporated herein by reference as an exhibit to this report.

The Company has also adopted form of award agreements for restricted stock awards to be made to directors and executive officers under the Stock Plan, unless otherwise determined by the Company’s compensation committee. These form agreements are attached hereto as Exhibit 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amended and Restated Capital Lease Funding, Inc. 2004 Stock Incentive Plan (Effective June 14, 2006) (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement filed on April 17, 2006)

10.2	Form of Restricted Stock Award Agreement-Non-Employee Directors

10.3	Form of Restricted Stock Award Agreement-Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

DATE: June 19, 2006	By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel and Corporate Secretary